UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2009

Endocare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15063	33-0618093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Technology Drive
Irvine, California 92618
(Address of principal executive offices)
949-450-5400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.
     On April 9, 2009, Endocare, Inc. (“Endocare”) received a written proposal from HealthTronics, Inc. (“HealthTronics”) offering to purchase all of Endocare’s outstanding common stock for $1.25 per share, with Endocare stockholders having the ability to elect to receive either cash or HealthTronics’ common stock as consideration (the “HealthTronics Proposal”). The proposal is subject to negotiation of a definitive written agreement and due diligence. The Endocare board of directors has had preliminary discussions regarding the HealthTronics Proposal, in consultation with Endocare’s management and legal and financial advisors. The Endocare board of directors has determined that the HealthTronics Proposal could reasonably be expected to lead to a “Superior Proposal” as defined in that certain Agreement and Plan of Merger, dated as of November 10, 2008, by and among Endocare, Orange Acquisitions Ltd. and Galil Medical Ltd. (the “Merger Agreement”), and is in the process of further evaluating the HealthTronics Proposal.
     The Endocare board of directors has not determined that the HealthTronics Proposal is in fact a Superior Proposal. At this time, the Endocare board of directors continues to believe that Endocare’s previously-announced merger with Galil Medical Ltd. is in the best interests of Endocare and its stockholders. However, in the exercise of its fiduciary duties, the Endocare board of directors believes that a full assessment of the HealthTronics Proposal should be conducted before making any final determination regarding the HealthTronics Proposal.
     Upon concluding its evaluation of the HealthTronics Proposal, the board of directors of Endocare will promptly provide Endocare’s stockholders with information regarding such evaluation.
Forward-Looking Statements
     Certain matters set forth in this Current Report on Form 8-K, including statements relating to the HealthTronics Proposal, the Merger Agreement and the transactions contemplated thereby, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Unless required by law, Endocare undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. There can be no assurances that the Endocare board of directors will determine that the HealthTronics Proposal constitutes a Superior Proposal or, if it makes such a determination, that a transaction with HealthTronics will be consummated.
Additional Information
     In connection with the proposed merger with Galil Medical Ltd., Endocare has filed with the SEC a Registration Statement on Form S-4, which includes a proxy statement/prospectus of Endocare, and other relevant documents concerning the transaction. STOCKHOLDERS OF ENDOCARE AND SHAREHOLDERS OF GALIL ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED

WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.
     Free copies of the Registration Statement and other documents filed with the SEC by Endocare are available through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Endocare’s other filings with the SEC may also be obtained from Endocare by making a request to Allen & Caron at (949) 474-4300. In addition, investors may access copies of the documents filed with the SEC by Endocare on Endocare’s website at www.endocare.com as they become available.
Proxy Solicitation
     Endocare and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Endocare’s stockholders with respect to the transactions contemplated by the Merger Agreement. Information regarding Endocare’s directors and executive officers is contained in the Registration Statement. As of April 3, 2009, Endocare’s directors and executive officers beneficially owned (as calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended) approximately 394,059 shares, or 3.3%, of Endocare’s common stock. You can obtain free copies of these documents from Endocare using the contact information set forth above. Additional information regarding interests of such participants are included in the Registration Statement, which is available free of charge as indicated above.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
Date: April 20, 2009	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer